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                                                                    EXHIBIT 21.1

                              BJ SERVICES COMPANY

                                  SUBSIDIARIES
                            AS OF DECEMBER 20, 1995

                                                                                           PERCENTAGE OWNED BY
                                                                                        -------------------------
                     NAME OF ENTITY/JURISDICTION OF ORGANIZATION                        REGISTRANT     SUBSIDIARY
--------------------------------------------------------------------------------------  ----------     ----------
BJ Services Company Middle East (Delaware)............................................     100%
   Gulf Well Services Company (Kuwait) (Joint Venture)................................                      40%
BJ Services Company Overseas (Delaware)...............................................     100%
BJ Services Company, U.S.A. (Delaware)................................................     100%
  Western Petroleum Services, Incorporated (Delaware).................................                     100%
  Western Petroleum Services International Company (Delaware).........................                     100%
     Western Petroleum Services International Nigeria Ltd. (Nigeria) (Joint Venture)..                      80%
     P.T. Western Petroleum Servinco (Indonesia) (Joint Venture)......................                      64%
     Western Rotary Petroleum Company Limited (Hungary) (Joint Venture)...............                      50%
  Western Oceanic (Nigeria) Limited (Nigeria) (Joint Venture).........................                      60%
  Colony Drilling Company Limited (UK)................................................                     100%
     Western Petroleum Services (U.K.) Ltd. (UK)......................................                     100%
  Western Oceanic Services, Inc. (Delaware)...........................................                     100%
  Western Services International, Inc. (Delaware).....................................                     100%
  Western Oilfield Supply & Rental, Inc. (Delaware)...................................                     100%
  Western Oceanic, Inc. (Delaware)....................................................                     100%
       Western Oceanic International, Inc. (Panama)...................................                     100%
          Altomar Perfuracoes Maritimas Ltda. (Brazil)................................                   99.99%
  Saturn Energy Company (Delaware)....................................................                     100%
  Offshore International, LTD. (Delaware).............................................                     100%
  WOI, Inc. (Delaware)................................................................                     100%
BJ Service International, Inc. (Delaware).............................................     100%
     BJ-Hughes C.I., Ltd. (Cayman Islands)............................................                     100%
  BJ Oilwell Services (Malaysia) Sdn.Bhd..............................................                      65%
  BJ Service International (Thailand) Ltd.............................................                     100%
  BJ Service Arabia Ltd. (Saudi Arabia) (Joint Venture)...............................                      70%
  BJ Services C.I., Ltd. (Cayman Islands).............................................                     100%
  BJ Services Canada Inc. (Alberta)...................................................                     100%
  BJ Services Company B.V. (Netherlands)..............................................                     100%
     BJ Services Company GmbH (Germany)...............................................                     100%
     BJ Services AS (Norway)..........................................................                     100%
     BJ Services Company Italia S.r.1. (Italy)........................................                     100%
  BJ Services Company Mexicana S.A. de C.V. (Mexico)..................................                     100%
  BJ Services Company Nigeria Limited (Nigeria) (Joint Venture).......................                      60%
  BJ Services Company, S.A. (Panama)..................................................                     100%
  BJ Services Company Limited (Scotland)..............................................                     100%
     BJ Services Company (UK) Limited (Scotland)......................................                     100%
     BJ Leasing Company Limited (Scotland-Vestfonn)...................................                     100%
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
     BJS Oilfield Technology Limited (Scotland)......................................                     100%
     BJ Comtec AS (Norway)...........................................................                     100%
     BJ Services International Limited (Scotland)(Eastern Europe)....................                     100%
   BJ Services Company (Singapore) Pte. Ltd..........................................                     100%
   BJ Services De Venezuela IV, C.A. (Venezuela).....................................                     100%
     BJ Services de Venezuela, C.A. (Venezuela)......................................                     100%
       BJ Services De Venezuela II, C.A. (Venezuela).................................                     100%
         BJ Services De Venezuela III, C.A. (Venezuela)..............................                     100%
   BJ Services International S.A. (Panama)...........................................                     100%
   BJ Pumping Services Company S.A. (Panama) (Joint Venture).........................                      65%
   BJ Services S.A. (Argentina)......................................................                     100%
   Compania de Servicios Petroleros BJ Boliviana S.A.(Bolivia) (Joint Venture).......                      49%
   Hughes Services Eastern Hemisphere S.A.R.L. (France)..............................                     100%
   International Specialty Chemicals Ltd. (Cayman Islands) (Joint Venture)...........                      75%
   P.T. BJ-Hughes Services Indonesia (Indonesia) (Joint Venture).....................                      75%
   SEBEP (Servicios Brasileiros Especializados em Petroleo S.A.) (Brazil) (Joint
    Venture).........................................................................                      40%
      SEBEP Quimica Industria e Comercia Ltda. (Brazil)..............................                     100%
      SEBEX Oil Well Services, S.A. (Brazil).........................................                     100%
   Societe Algerienne de Climentation ("ALCIM") (Algeria) (Joint Venture)............                      49%
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